EXHIBIT 3.2

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACTS.

MUSCLE MAKER, INC

FORM OF WARRANT TO PURCHASE COMMON STOCK

WARRANT NO. ______	ISSUED: __________, 2017

THIS CERTIFIES THAT, for value received, ___________________ (the “Holder”), is entitled to subscribe for and purchase from Muscle Maker, Inc, a corporation organized under the laws of the state of California (the “Company”), subject to Section 1(b) hereof, commencing at the time periods prescribed herein and ending at 5:00 p.m. California time on _______, 2020 (the “Warrant”), _______ shares (the “Shares”) of common stock of the Company (the “Common Stock”). The exercise price for each Share subject to this Warrant (the “Warrant Price”) is $_____.

This Warrant is issued in connection with and as consideration for the Common Stock underlying the Convertible Note dated the date hereof and issued by the in favor of the Holder, which Common Stock has been issued pursuant to the Holder’s investment in the Muscle Maker Brands, Inc.

1.       Method of Exercise; Payment; Issuance of New Warrant. (a) The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, subject to the limitation set forth below, and from time to time, by (i) the surrender of this Warrant (with a notice of exercise in the form attached hereto as Exhibit B, duly executed) at the principal office of the Company and (ii) the payment to the Company, by check or wire transfer of funds to an account specified in writing by the Company, of an amount equal to the aggregate Warrant Price. The Shares so purchased, representing the aggregate number of shares specified in the executed Exhibit B, shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise and accompanied by the amount equal to the aggregate Warrant Price, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

(b)       If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such Shares, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant which shall then be returned to Holder.

2.       Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof; provided, however, that the Company shall not be required to pay any transfer taxes with respect to the issue of shares in any name other than that of the registered holder hereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall at all times take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such Common Stock as duly and validly issued, fully paid and nonassessable shares upon exercise in full of this Warrant.

3.       Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Fair Market Value of such Shares.

4.       Adjustment. This Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)       Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof combine the outstanding Common Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

5.       Notice of Record Date. In the event:

(1)	that the Company declares a dividend (or any other distribution) on any of its capital stock (including without limitation, its Common Stock);

(2)	that the Company repurchases or redeems any of its capital stock (including without limitation, its Common Stock) or any rights to acquire such capital stock;

(3)	that the Company subdivides or combines its outstanding shares of Common Stock;

(4)	of any reclassification of the Common Stock, or of any consolidation, merger or share exchange of the Company into or with another entity, or of the sale of all or substantially all of the assets of the Company;

(5)	of the involuntary or voluntary dissolution, liquidation or winding up of the Company; or

then the Company shall notify the Holder at least 10 days prior to the date specified in (A) or (B) below, in writing stating:

(A)       the record date of such dividend, distribution, repurchase, redemption, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, repurchase, redemption, subdivision or combination are to be determined;

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(B)       the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up; or

6.       Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant or any Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”). Unless and until the Company has filed a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the Shares and such Registration Statement is declared effective by the SEC, all Shares issued upon exercise of this Warrant (unless registered under the Act or sold or transferred pursuant to Rule 144 promulgated under the Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACTS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING THIS SECURITY OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACTS.”

7.       Rights as Shareholders. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

8.       Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a)       This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

(b)       The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

(c)       The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company’s Certificate of Incorporation;

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(d)       The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Articles of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person; and

9.       Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

10.       Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the applicable party at its address specified opposite its signature below, or at such other address as shall be designated by such party in a written notice to the other. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier.

11.       Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

12.       Governing Law. THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

13.       Binding Effect on Successors. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise, and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

14.       Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15.       Lost Warrants or Stock Certificates. The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by its duly authorized officer on the day and year first above written.

MUSCLE MAKER, INC

By:
Title:
Address:	Muscle Maker, Inc.
200 Space Park Drive, Suite 310, Houston, Texas 77058
tel: 949-825-5090
fax: 949-825-5099

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EXHIBIT B

NOTICE OF EXERCISE

TO:	MUSCLE MAKER, INC

(1)       The undersigned hereby elects to purchase _____________ shares of Common Stock of MUSCLE MAKER, INC pursuant to the terms of the attached Warrant, and tenders herewith payment of the Warrant Price for such shares in full.

(2)       Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(Address)

(Federal Tax ID or SS No.)

(Signature)

(Date)

(3)       Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

(Date)